Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-26106, 33-35405, 33-57811, 333-91571, 333-31012, 333-74624, 333-16953, 333-116952, 333-116953, 333-123516, 333-128860, 333-133840 and 333-141494), Form S-3 (No. 33-67870 and 333-122139) and Form S-3/A (333-34167) of The Walt Disney Company of our report dated November 21, 2007 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Los Angeles, California

November 21, 2007